SCHEDULE 14C
                                (Rule 14c-101)
                INFORMATION REQUIRED IN INFORMATION STATEMENT

            Information Statement Pursuant to Section 14(c) of the
                      Securities Exchange Act of 1934

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                            The Kingsley Coach, Inc.
                 ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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                          THE KINGSLEY COACH, INC.
                            3118 162nd Lane, N.W.
                          Andover, Minnesota 55304


                            INFORMATION STATEMENT


To the Holders of the Voting Stock:

     The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the voting stock of The Kingsley Coach, Inc. have given their written consent to a resolution adopted by the Board of Directors of The Kingsley Coach to amend the certificate of incorporation of The Kingsley Coach to increase the authorized common stock from 30,000,000 common shares to 100,000,000 common shares and 1,000,000 Class B common shares. We anticipate that this Information Statement will be mailed on July 19, 2004 to shareholders of record. On or after August 9, 2004, the amendment of the certificate of incorporation will be filed with the Delaware Secretary of State and become effective.

     Delaware corporation law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, The Kingsley Coach will not hold a meeting of its shareholders to consider or vote upon the amendment of The Kingsley Coach's certificate of incorporation.



                      WE ARE NOT ASKING YOU FOR A PROXY.
                  YOU ARE REQUESTED NOT TO SEND US A PROXY.



  July 19, 2004                               RALPH DICKENSON, President





                VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     We determined the shareholders of record for purposes of this shareholder action at the close of business on July 9, 2004 (the "Record Date"). On the Record Date, the authorized voting stock consisted of 30,000,000 shares of common stock, par value $0.00001, each of which is entitled to one vote. On the Record Date, there were 29,199,072 shares of common stock issued, outstanding and entitled to vote.

     The following table sets forth the number of shares of common stock beneficially owned by each person who, as of the Record Date, owned beneficially more than 5% of The Kingsley Coach's voting stock, as well as the ownership of such shares by each member of The Kingsley Coach's Board of Directors and the shares beneficially owned by its officers and directors as a group.


     Name and Address of          Amount and Nature of         Percent
     Beneficial Owner(1)          Beneficial Ownership         of Class
     ----------------------------------------------------------------------
     Ralph Dickenson                   75,000(3)                 0.3%
     Verdo Lancaster                1,497,250(3)                 5.1%
     Catherine Dickenson            1,812,949(2) (3)             6.2%
     James Whitehead                  138,995(3)                 0.5%
     George Carlson                 1,720,449(2)                 5.9%

     All officers and directors
     as a group (5 persons)         3,656,694                   12.4%

     Matco, Incorporated            5,000,000                   17.1%
     4602 230th Court, NW
     St. Francis, MN 55070

     John Merkent                   2,927,775                   10.0%
     281 Smith Road
     Shirley, NY 11967

     Christopher Benz               1,770,000                    6.1%
     29 Beacon Hill Drive
     Chester, NJ 07930

     John A. Thompson               1,700,000(4)                 5.8%
     217 John Mowry Road
     Smithfield, RI 02917

     DRK, Inc.                      1,587,949(2)                 5.4%
     3118 162nd Lane
     Andover, MN 55304
______________________________

(1) The address of each shareholder, unless otherwise noted, is c/o The Kingsley Coach, Inc., 3118 162nd Lane, N.W., Andover, MN 55304.
(2) DRK, Inc. is a Minnesota corporation. Catherine Dickenson and George Carlson each own 50% of the outstanding shares of DRK, and are thus deemed to be the beneficial owners of DRK's shares.
(3)  Includes presently-exercisable option to purchase 75,000 shares.
(4)  Includes 200,000 shares held by Mr. Thompson jointly with his spouse.

               AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                  TO INCREASE THE AUTHORIZED COMMON STOCK

     The Board of Directors of The Kingsley Coach has unanimously adopted a resolution to increase from 30,000,000 to 100,000,000 the number of shares of Common Stock authorized by the Certificate of Incorporation. The holders of shares representing a majority of The Kingsley Coach's outstanding voting stock have given their written consent to the resolution. Under Delaware corporation law, the consent of the holders of a majority of the voting power is effective as shareholders' approval. We will file the Amendment with the Secretary of State of Delaware on or after August 9, 2004, and it will become effective on the date of such filing (the "Effective Date").

     The two primary purposes of the increase are (a) to enable The Kingsley Coach to enter into arrangements for the sale of its equity that are needed in order to fund the implementation of its business plan, and (b) to enable The Kingsley Coach to offer equity incentives to candidates for positions in management. The Kingsley Coach has not to date entered into any agreement to issue the additional shares.

     After the Effective Date, the Board of Directors will be authorized to issue the additional 70,000,000 shares of Common Stock without having to obtain the approval of The Kingsley Coach's shareholders. Delaware law requires that the Board use its reasonable business judgment to assure that The Kingsley Coach obtains "fair value" when it issues shares. Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current shareholders in The Kingsley Coach. The issuance of the additional shares could also result in the dilution of the value of shares now outstanding, if the terms on which the shares were issued were less favorable than the current market value of The Kingsley Coach Common Stock.

     The amendment of the Certificate of Incorporation to increase the authorized Common Stock is not being done for the purpose of impeding any takeover attempt, and Management is not aware of any person who is acquiring or plans to acquire control of The Kingsley Coach (except as described below with respect to the exchange agreement with DRK, Inc.). Nevertheless, the power of the Board of Directors to provide for the issuance of shares without shareholder approval has potential utility as a device to discourage or impede a takeover of The Kingsley Coach. In the event that a non-negotiated takeover were attempted, the private placement of stock into "friendly" hands, for example, could make The Kingsley Coach unattractive to the party seeking control of The Kingsley Coach. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.


               AMENDMENT OF THE CERTIFICATE OF INCORPORATION
             TO AUTHORIZED THE ISSUANCE OF CLASS B COMMON STOCK

     The Board of Directors of The Kingsley Coach has unanimously adopted a resolution to amend the Certificate of Incorporation to provide that the Board of Directors will be authorized to issue 1,000,000 shares of Class B Common Stock. The holders of shares representing a majority of The Kingsley Coach's outstanding voting stock have given their written consent to the resolution. Under Delaware corporation law, the consent of the holders of a majority of the voting power is effective as shareholders' approval. We will file the Amendment with the Secretary of State of Delaware on or after August 9, 2004, and it will become effective on the date of such filing (the "Effective Date").

     Each share of Class B Common Stock will give its holder rights identical to those afforded by a share of Common Stock, except that on all matters submitted to a vote of the shareholders, whether at a meeting or by solicitation of consents, the holder of a share of Class B Common Stock will be entitled to twenty votes. In addition, shares of Class B Common Stock are not transferable without the consent of the Board of Directors.

     The purpose for the authorization of the Class B Common Stock is to implement an "Exchange Agreement" between The Kingsley Coach, Inc. and DRK, Inc. The Exchange Agreement provides that, upon the Effective Date, The Kingsley Coach, Inc. will issue 1,000,000 shares of Class B Common Stock to DRK, Inc. in exchange for 1,000,000 shares of Common Stock. The Exchange Agreement further provides that DRK, Inc. may at any time surrender the Class B Common Stock to The Kingsley Coach, Inc. in exchange for 1,000,000 shares of Common Stock.

     The effect of the Exchange Agreement on the voting power of the shareholders of The Kingsley Coach is shown in the following table. The line labeled "Dickenson Family" includes shares held by Ralph Dickenson, Jeannie Michels and Catherine Dickenson, who are members of Ralph Dickenson's family, as well as shares owned by Matco, Inc. and DRK, Inc., which are controlled by members of Ralph Dickenson's family.

                                               Voting Power
                                          ----------------------
                                          Prior to         After
                                      Effective Date   Effective Date
                                      --------------   --------------
        Common Stock:
        authorized....................   30,000,000     100,000,000

        issued and outstanding........   29,199,072      28,199,072
        Class B Common Stock..........            0      20,000,000
                                         ----------     -----------
        Total Voting Power............   29,199,072      48,199,072

        Dickenson Family..............    7,030,449      26,030,449

     The Board has ratified the Exchange Agreement in order to give the Dickenson Family voting control of The Kingsley Coach. Ralph Dickenson was the founder of The Kingsley Coach, and his family has controlled The Kingsley Coach throughout its history. The Board believes that many potential investors in The Kingsley Coach consider that stability to be an appealing characteristic of The Kingsley Coach, Inc. In addition, within the recreational vehicle industry, The Kingsley Coach is known as a family-run company. That characterization by potential customers and dealers supports the public's association of the "Kingsley Coach" brand with a high level of design and manufacturing quality. The Board believes that providing the public with an assurance that the Dickenson Family will continue to control The Kingsley Coach for the foreseeable future will provide a significant benefit to the Company's marketing efforts.

     The amendment of the Certificate of Incorporation to authorize the Class C Common Stock and the implementation of the Exchange Agreement is not being done for the purpose of impeding any takeover attempt, and Management is not aware of any person other than DRK, Inc. who is acquiring or plans to acquire control of The Kingsley Coach. Nevertheless, the vesting of voting control in DRK, Inc. could have the effect of discouraging a takeover of The Kingsley Coach. A party who contemplates an effort to takeover The Kingsley Coach will find such an effort very difficult unless it reaches an agreement with DRK, Inc. DRK, Inc., therefore, will be able to prevent most efforts to take over control of The Kingsley Coach. If DRK, Inc. exercised that power, it would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.


                           No Dissenters Rights

     Under Delaware law, shareholders are not entitled to dissenters' rights with respect to the any of the transactions described in this Information Statement.

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